JOHN DEVENNY

October 21, 2008

Board of Directors
PNG Ventures, Inc.
5310 Harvest Hill Road, Suite 229
Dallas, Texas 75320

Re:           Resignation

Dear Fellow Board Members:

Effective as of the close of business on the date hereof, I hereby resign as a member of the board of directors of PNG Ventures, Inc. (the “Company”) and from any other positions or related committees held by me with the Company or its subsidiaries.  My resignation is for solely personal reasons relating to my pursuit of other business ventures.

Very truly yours,

John Devenny

/s/ John Devenny